Exhibit 99.1

For Immediate Release September 10, 2013

ONB Contacts:

Kathy A. Schoettlin – (812) 465-7269/(812) 319-2711

Media Relations

 Lynell J. Walton – (812) 464-1366

Investor Relations

Tower Contacts:

Tina Farrington – (260) 427-7155

Media Relations

Richard Sawyer – (260) 427-7150

Investor Relations

Old National Bancorp to partner with Tower Financial Corporation

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The acquisition strengthens Old National ’s objective of being Indiana’s largest community bank and strengthens Tower’s commitment to ensure a strong community banking presence in attractive Fort Wayne and Warsaw, Indiana

●	Adds seven full-service banking centers – six in Fort Wayne and one in Warsaw, Ind.
●	Includes $581.6 million in deposits and $438.6 million in loans
●	Adds attractive fee businesses with $523.3 million in trust assets and over 50,000 Health Savings Accounts

Evansville & Fort Wayne, Ind. (September 10, 2013) – Evansville-based Old National Bancorp (NASDAQ: ONB)     and Fort Wayne-based Tower Financial Corporation (NASDAQ: TOFC), jointly announced today the execution of a definitive agreement under which Old National will acquire Tower Financial Corporation through a stock and cash merger.

With nearly $680.9 million in total assets, and an additional $523.3 million in trust assets under management, Tower Financial Corporation is an Indiana bank holding company with Tower Bank & Trust Company (Tower Bank) as its wholly-owned subsidiary. Tower Bank currently operates six full-service banking centers in Fort Wayne and one in Warsaw, Ind., with total deposits of $581.6 million and $438.6 million in loans. Tower Bank is the largest independent bank headquartered in Fort Wayne, Ind.

Founded in Evansville in 1834, with $9.6 billion in assets and 176 branches, Old National is the largest financial services holding company headquartered in Indiana. This acquisition will strengthen Old National’s position to the third largest deposit holder in Indiana. Old National also has branches in Southern Illinois, Western Kentucky and Louisville, and Southwestern Michigan.

“We are absolutely thrilled about this partnership, which dramatically expands Old National’s presence in the attractive Fort Wayne market, and which will continue and strengthen Tower’s community banking commitment, while helping to solidify our standing as Indiana’s bank,” said Old National Bancorp President & CEO Bob Jones. “Tower Bank has a well-earned reputation for excellence, as demonstrated by their recent Best Places to Work in Indiana designation, as well as a history of delivering outstanding client service. Tower clients will benefit from the additional services provided by working with a larger community bank, while continuing to receive continued excellent local service from the people they are accustomed to working with. We look forward to the opportunity to continue this legacy while earning the trust and continued business of Tower clients.”

Michael Cahill, Tower Financial Corporation President and CEO, added: “Tower is excited to be able to expand its abilities to meet the needs of our team members, customers, community, and shareholders through our partnership with Indiana’s largest financial institution. The fact that Old National was founded almost 180 years ago, along with its commitment to our state and our region, and its high level of business ethics, community banking and active community involvement made it the right partner for Tower. We have had the opportunity to get to know Bob Jones and his excellent team over many years. We have similar missions and share many of the same corporate values. Our Tower team looks forward to becoming a key part of the Old National organization and continuing our role in our local market.”

Under the terms of the merger agreement, which was unanimously approved by the boards of both companies, shareholders of Tower Financial Corporation will receive 1.20 shares of Old National Bancorp common stock and $6.75 in cash (fixed) for each share of Tower Financial common stock. Based upon the September 5, 2013, closing price of $13.52 per share of Old National common stock, the transaction is valued at approximately $107.7 million. The transaction value is likely to change due to fluctuations in the price of Old National common stock. As provided in the merger agreement, the exchange ratio is subject to adjustment (calculated prior to closing) in the event shareholders’ equity of Tower Financial Corporation is below a specified amount.

The transaction is expected to close in the first quarter of 2014. The transaction remains subject to approval by federal and state regulatory authorities and Tower Financial Corporation shareholders as well as the satisfaction of other closing conditions provided in the merger agreement. The merger agreement also provides that Tower Bank, the bank subsidiary of Tower Financial Corporation, will be merged into Old National Bank, the bank subsidiary of Old National Bancorp.

Old National was advised by Sandler O’Neill + Partners, L.P. and the law firm of Krieg DeVault LLP. Tower was advised by Keefe, Bruyette & Woods, Inc. and the law firm of Barrett & McNagy LLP.

About Old National

Old National Bancorp (NASDAQ: ONB) is the largest financial services holding company headquartered in Indiana. With $9.6 billion in assets, it ranks among the top 100 banking companies in the United States. Since its founding in Evansville, Ind., in 1834, Old National has focused on community banking by building long-term, highly valued partnerships with its clients. Today, Old National’s footprint includes Indiana, Western Kentucky and Louisville, Southern Illinois and Southwestern Michigan. In addition to providing extensive services in retail and commercial banking, wealth management, investments and brokerage, Old National owns Old National Insurance, one of the 100 largest brokers in the nation. For more information and financial data, please visit Investor Relations at oldnational.com.

About Tower Financial Corporation

Headquartered in Fort Wayne, Indiana, Tower Financial Corporation is a financial services holding company with one subsidiary; Tower Bank & Trust Company (Tower Bank), a community bank headquartered in Fort Wayne. Tower Bank provides a wide variety of financial services to businesses and consumers through its six full-service financial centers in Fort Wayne, and one in Warsaw, Indiana. Tower Bank has a wholly-owned subsidiary, Tower Trust Company, which is a state-chartered wealth services firm doing business as Tower Private Advisors. Tower Bank also markets under the HSA Authority brand, which provides Health Savings Accounts to clients in 50 states. Tower Financial Corporation's common stock is listed on the NASDAQ Global Market under the symbol "TOFC." For further information, visit Tower's web site at towerbank.net.

Conference Call

Old National will hold a conference call at 8:15 a.m. Central Time on Tuesday, September 10, 2013, to discuss the announced acquisition of Tower Financial Corporation. The live audio web cast of the call, along with the corresponding presentation slides, will be available on the Company’s Investor Relations web page at oldnational.com and will be archived there for 12 months. A replay of the call will also be available from 8:00 a.m. Central Time on September 11 through September 24. To access the replay, dial 1-855-859-2056, conference code 57861200.

Additional Information for Shareholders

In connection with the proposed merger, Old National Bancorp will file with the Securities and Exchange Commission (SEC) a Registration Statement on Form S-4 that will include a Proxy Statement of Tower Financial Corporation and a Prospectus of Old National Bancorp, as well as other relevant documents concerning the proposed transaction. Shareholders are urged to read the Registration Statement and the Proxy Statement/Prospectus regarding the merger when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. A free copy of the Proxy Statement/Prospectus, as well as other filings containing information about Old National Bancorp and Tower Financial Corporation, may be obtained at the SEC’s Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, from Old National Bancorp at www.oldnational.com under the tab “Investor Relations” and then under the heading “Financial Information” or from Tower Financial Corporation by accessing Tower Financial Corporation’s website at www.towerbank.net under the tab “Investor Relations” and then under the heading “SEC Filings.”

Old National Bancorp and Tower Financial Corporation and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Tower Financial Corporation in connection with the proposed merger. Information about the directors and executive officers of Old National Bancorp is set forth in the proxy statement for Old National’s 2013 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on March 15, 2013. Information about the directors and executive officers of Tower Financial Corporation is set forth in the proxy statement for Tower Financial Corporation’s 2013 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on March 28, 2013. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement/Prospectus regarding the proposed merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.

Forward-Looking Statement

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, descriptions of ONB’s and TFC’s financial condition, results of operations, asset and credit quality trends and profitability and statements about the expected timing, completion, financial benefits and other effects of the proposed merger. Forward-looking statements can be identified by the use of the words “anticipate,” “believe,” “expect,” “intend,” “could” and “should,” and other words of similar meaning. These forward-looking statements express management’s current expectations or forecasts of future events and, by their nature, are subject to risks and uncertainties and there are a number of factors that could cause actual results to differ materially from those in such statements. Factors that might cause such a difference include, but are not limited to: expected cost savings, synergies and other financial benefits from the proposed merger might not be realized within the expected time frames and costs or difficulties relating to integration matters might be greater than expected; the requisite shareholder and regulatory approvals for the proposed merger might not be obtained; market, economic, operational, liquidity, credit and interest rate risks associated with ONB’s and TFC’s businesses, competition, government legislation and policies (including the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act and its related regulations); ability of ONB and TFC to execute their respective business plans (including the proposed acquisition of TFC) and satisfy the items addressed in ONB’s Consent Order with the Office of the Comptroller of the Currency; changes in the economy which could materially impact credit quality trends and the ability to generate loans and gather deposits; failure or circumvention of either ONB’s or TFC’s internal controls; failure or disruption of our information systems; significant changes in accounting, tax or regulatory practices or requirements; new legal obligations or liabilities or unfavorable resolutions of litigations; other matters discussed in this release and other factors identified in ONB’s and TFC’s Annual Reports on Form 10-K and other periodic filings with the Securities and Exchange Commission. These forward-looking statements are made only as of the date of this release, and neither ONB nor TFC undertakes an obligation to release revisions to these forward-looking statements to reflect events or conditions after the date of this release.